POWER OF ATTORNEY

 WHEREAS, Cincinnati Bell Inc., an Ohio corporation (hereinafter referred to as the "Company"), proposes shortly to file with the Securities and Exchange Commission under the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, an Initial Statement of Beneficial Ownership of Securities on Form 3, and subsequent Statements of Changes in Beneficial Ownership of Securities on Form 4, and

 WHEREAS, the undersigned is a director of the Company;

 NOW, THEREFORE, the undersigned hereby designates and appoints Christopher J. Wilson her attorney for her and in her name, place and stead, and in her office and capacity in the Company, to execute and file such Forms 3 and 4, and thereafter to execute and file any amendments or supplements thereto, hereby giving and granting to said attorney full power and authority to do and perform all and every act and thing whatsoever requisite and necessary to be done in and about the premises as fully to all intents and purposes as she might or could do if personally present at the doing thereof, hereby ratifying and confirming that said attorney may or shall lawfully do or cause to be done by virtue hereof.

 IN WITNESS WHEREOF, the undersigned has hereunto set her hand this 9th day of April, 2008.

       /s/ Lynn A. Wentworth

       Lynn A. Wentworth

   Director

STATE OF GEORGIA  )

     )  SS:

COUNTY OF WALTON  )

 On the 9th day of April, 2008, personally appeared before me Lynn A. Wentworth, to me known and known to me to be the person described in and who executed the foregoing instrument, and she duly acknowledged to me that she executed and delivered the same for the purposes therein expressed.

 Witness my hand and official seal this 9th day of April, 2008.

       /s/ Jennifer F. Thigpen

       Notary Public